UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  December 24, 2008  (December 18, 2008)

THE HERTZ CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE (State of incorporation)	001-07541 (Commission File Number)	13-1938568 (I.R.S Employer Identification No.)

225 Brae Boulevard Park Ridge, New Jersey 07656-0713 (Address of principal executive offices, including zip code)

(201) 307-2000 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)   Compensatory Arrangements of Certain Officers

Hertz Global Holdings, Inc. (“Hertz Holdings”),the indirect parent company of The Hertz Corporation, (the “Company”) and Joseph R. Nothwang, an Executive Vice President and President, Vehicle Rental and Leasing, The Americas and Pacific, of Hertz Holdings and the Company, have entered into a letter agreement, dated December 18, 2008, pursuant to which Mr. Nothwang has agreed to remain with the Company through December 31, 2009 (the “Retirement Date”), at which time it is expected that Mr. Nothwang will retire.  In consideration of Mr. Nothwang’s agreement to remain with the Company through the Retirement Date, the Company has agreed to accelerate the payment of Mr. Nothwang’s current benefit entitlements under the Company’s supplemental executive retirement programs.  These payments will be made not later than January, 2009.  The Company has also agreed that, if Mr. Nothwang remains with the Company through the Retirement Date, options to purchase common stock of Hertz Holdings held by Mr. Nothwang that are scheduled to vest in 2010 will vest as of the Retirement Date, and Mr. Nothwang will be provided with a one year post-retirement exercise period with respect to all vested options held by him on the Retirement Date.

The Company previously agreed with Mr. Nothwang that, if he resigned from the Company on or before June 21, 2009 because he determined that certain of his job responsibilities had been adversely affected by certain operational changes, he would be entitled to receive the severance pay and benefits under his Change in Control Severance Agreement, dated as of February 1, 2008, with the Company (the “Severance Agreement”).  In consideration of Mr. Nothwang’s decision to remain with the Company through the Retirement Date, the Company has agreed to accelerate the cash severance payment under the Severance Agreement.  This payment will be made in January, 2009.  The terms of Mr. Nothwang’s Severance Agreement were previously disclosed on a Form 8-K filed by the Company on February 7, 2008, and a form of the Severance Agreement was filed with the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2008.

The foregoing summary is qualified in its entirety by reference to the text of the December 18, 2008 letter agreement, a copy of which will be filed with the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE HERTZ CORPORATION
(Registrant)

	By:	/s/ Jeffrey Zimmerman
	Name:	Jeffrey Zimmerman
	Title:	Senior Vice President and General Counsel

Date: December 24, 2008